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CINGULAR WIRELESS LLC
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EXHIBITS - Press Release dated July 21, 2004 reporting financial results for the quarter ended June 30, 2004

                                                                   EXHIBIT 99.1

[CINGULAR FITS YOU BEST LOGO]

                Cingular Wireless Reports Second-Quarter Results:
              Solid Customer and Revenue Growth, Improved Margins,
                   Rapid Progress in Major Network Initiatives

         - SECOND-QUARTER NET ADDS TOTAL 428,000 TO REACH 25 MILLION CELLULAR/PCS SUBSCRIBERS IN SERVICE

         -        RETAIL POSTPAID NET ADDS INCREASE 29 PERCENT OVER
                  FIRST-QUARTER'S GAIN

         - REVENUE UP 7.3 PERCENT TO $4.2 BILLION; CELLULAR/PCS DATA REVENUE UP 110 PERCENT OVER THE SAME QUARTER OF 2003

         -        OPERATING MARGIN UP 220 BASIS POINTS FROM FIRST QUARTER LEVELS

         - 100 PERCENT NATIONWIDE GSM/GPRS NETWORK COVERAGE ACHIEVED IN JUNE, SIX MONTHS AHEAD OF ORIGINAL SCHEDULE

         -        ANNOUNCED UMTS 3G TRIAL WITH COMMERCIAL DEPLOYMENT TARGETED
                  FOR 2005

         - MAJOR AGREEMENTS ANNOUNCED TO EXPAND NETWORK COVERAGE AND TO PLACE CINGULAR WIRELESS IN ALL 100 OF NATION'S TOP 100 METROPOLITAN AREAS FOLLOWING COMPLETION OF AT&T WIRELESS ACQUISITION

         ATLANTA - JULY 21, 2004 -- Cingular Wireless LLC, one of the United States' leading wireless providers and a joint venture between SBC Communications (NYSE: SBC) and BellSouth Corporation (NYSE: BLS), today reported second-quarter 2004 results that included solid revenue growth, improved margins and a significant upturn in higher quality retail postpaid subscriber growth.

         For the three months ended June 30, 2004, Cingular's net subscriber additions totaled 428,000, bringing its nationwide cellular/PCS customer base to 25 million, an increase of 2.4 million customers over the past four quarters.

         Subscriber growth was driven by retail postpaid net adds, which were up 29 percent from first-quarter levels and represented nearly 90 percent of total net adds in the quarter.

         Gross customer additions escalated month to month, totaling a strong
2.4 million for the quarter, continuing Cingular's recent robust gross add trend. Average monthly


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EXHIBITS - Press Release dated July 21, 2004 reporting financial results for the quarter ended June 30, 2004

                                                                   EXHIBIT 99.1

subscriber churn was 2.7 percent, which remained flat sequentially but increased 20 basis points from the second quarter of 2003. Wireless local number portability, which was fully implemented across the country during the quarter, had minimal impact on Cingular's subscriber results.

         In addition to solid subscriber growth, Cingular completed its nationwide network overlay of next-generation GSM/GPRS technology, six months ahead of its original schedule. GSM, the world's most widely used wireless technology, delivers the truest voice quality in wireless. GSM also provides a strong foundation for deployment of advanced wireless data services, and it offers customers the widest selection of handsets in the industry with features such as color screens, built-in cameras and the latest data services.

         "Cingular has kept its focus, and we continue to execute well, delivering on our commitments, "said Stan Sigman, President and CEO of Cingular Wireless. "In the second quarter, we achieved solid subscriber growth, with a substantial upturn in retail postpaid net adds. Our margins continued to improve. And thanks to the outstanding work of our employees, we beat our target date for implementing our GSM/GPRS network overlay, completing it six months ahead of our original schedule.

         "I am particularly encouraged by the progress we've made moving to the next generation of advanced network capabilities," Sigman said. "We are on track to substantially complete our nationwide EDGE high-speed data technology deployment by the end of the third quarter. And we are excited about our current 3G UMTS trial and deployment targeted for 2005. These technologies will deliver to customers a host of new services and applications, and enabled by the expanded coverage and additional spectrum provided by our planned acquisition of AT&T Wireless, they hold enormous potential.

         "Growth and stability in wireless come from an intense focus on the fundamentals," Sigman said. "Those are network coverage and quality combined with world-class customer care. We're making very good progress in these key areas, and we look to the future with confidence and enthusiasm."

FINANCIAL RESULTS

         Cingular's second-quarter financial results were shaped by solid subscriber growth and rigorous expense management:

         - Second-quarter revenue grew to $4.2 billion, up 7.3 percent compared with $3.9 billion in the year-earlier second quarter. Service revenue increased 5.0 percent to $3.8 billion.

         - Cellular/PCS data revenue increased over 110 percent year-over-year, largely due to the rising popularity of text messaging, mobile instant messaging, mobile email, downloadable ringtones, games and photo


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EXHIBITS - Press Release dated July 21, 2004 reporting financial results for the quarter ended June 30, 2004

                                                                   EXHIBIT 99.1

                  messaging. Cingular delivered more than 1.4 billion text messages during the quarter, up 70 percent from the second quarter of 2003.

         - In part due to increased data revenue in the second quarter, Cingular saw stabilizing trends in cellular/PCS ARPU (average revenue per user). Cingular ARPU, which represents service revenue per subscriber, was $50.32, down 5.3 percent from year-earlier second quarter but up 4.9 percent versus the first quarter of 2004.

         - Total operating expenses were $3.5 billion, up 11.4 percent from $3.1 billion in the year-ago period and up 2.7 percent versus $3.4 billion in the first quarter of 2004.

         -        Cingular's second-quarter operating margin was 16.4 percent.
                  Although down 310 basis points versus the year-earlier quarter, operating margin increased 220 basis points from the first quarter of this year. (Operating margin is the percentage of operating income to operating revenue)

         - Second-quarter operating income was $680 million, down 10.1 percent compared with $756 million in second quarter of 2003 but up 22 percent compared to the $559 million in the first quarter of 2004.

AGREEMENT TO ACQUIRE AT&T WIRELESS
AND FOLLOW-UP AGREEMENTS

         To improve its ability to serve customers and support high-speed data services, in February of this year, Cingular Wireless announced an agreement to acquire AT&T Wireless. The proposed transaction is currently under review by the U.S. Department of Justice and the Federal Communications Commission. Cingular expects the transaction to close before year end.

         "AT&T Wireless' improved second quarter results issued this morning reflect the recovery actions taken over the last 6 months, and are consistent with our expectations for the quarter," Sigman said.

         During the past three months, Cingular has reached two agreements to prepare for operations after the AT&T Wireless transaction closes. Both transactions are contingent on Cingular's acquisition of AT&T Wireless.

         - In May, Cingular Wireless announced it would end its network infrastructure joint venture with T-Mobile USA in New York City, California and Nevada, with Cingular selling its California and Nevada network and certain California and Nevada spectrum to T-Mobile USA for approximately $2.5 billion. Cingular and T-Mobile customers will be unaffected by the proposed transaction, with both companies retaining their respective customers. Combined with the network and spectrum to be obtained through its acquisition of AT&T Wireless, this transaction will result in improved spectrum positions for Cingular in the New York City metropolitan area and California/Nevada markets.



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EXHIBITS - Press Release dated July 21, 2004 reporting financial results for the quarter ended June 30, 2004

                                                                   EXHIBIT 99.1

         - On July 8, Cingular, AT&T Wireless and Triton PCS announced a definitive agreement to terminate AT&T Wireless' equity interest in Triton PCS. In addition, the parties signed a non-binding letter of intent providing for the acquisition by Cingular of wireless properties in Virginia in exchange for wireless properties in North Carolina and Puerto Rico. This would expand Cingular's coverage to all 100 of the top 100 metropolitan markets in the United States.


NETWORK AND SERVICE INITIATIVES

         In addition to preparing for the completion of the AT&T Wireless acquisition, Cingular made significant progress in the second quarter on key technology, product and service innovations.

         - To give customers faster data speeds and more options in data services, Cingular has accelerated its deployment of EDGE (Enhanced Data rates for GSM Evolution) high-speed data technology. At the end of the second quarter, the company had covered two-thirds of its network and expects to have substantially all of its markets enabled by the end of the third quarter. Cingular was the first carrier in the world to launch EDGE when it activated EDGE service in Indianapolis in July 2003. EDGE allows for data rates up to 170 Kbps with average speeds ranging between 90-135 Kbps.

         - In May, Cingular announced plans for a third-generation (3G) UMTS (Universal Mobile Telecommunications System) network trial to be deployed in the Atlanta market this summer. The trial will allow Cingular to evaluate mobile voice, high-speed data and multimedia services. It will include testing of High Speed Downlink Packet Access (HSDPA), a technology that will ultimately support peak data speeds of up to 14.4 Megabits per second (Mbps). The network also will be designed to support voice over Internet protocol (VoIP) services in the future. In addition to consumer applications, the trial will allow Cingular to demonstrate technology that will enable businesses to provide their employees -- such as field service and sales personnel -- with high-speed mobile access to their corporate networks and the business applications they normally use in the office. Cingular is targeting its initial deployment of UMTS service for 2005. A broader nationwide UMTS rollout is dependent upon adequate spectrum being available from the AT&T Wireless acquisition.

         - Throughout the quarter, Cingular Wireless implemented a major customer service initiative designed to provide customers with a clear, personalized summary of their service plan within minutes of signing up for service. Called "The Cingular Service Summary", the document gives new customers easy-to-understand information about their service plan, a simulated first bill with expected charges, an example of an ongoing bill, color-coded coverage maps specific to their calling plan, and other details about the terms of service. The service began rolling out in early April and is expected to be available in all company-owned stores and exclusive agent locations later this summer.


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EXHIBITS - Press Release dated July 21, 2004 reporting financial results for the quarter ended June 30, 2004

                                                                   EXHIBIT 99.1

ABOUT CINGULAR WIRELESS

         Cingular Wireless, a joint venture between SBC Communications (NYSE -
SBC) and BellSouth (NYSE - BLS), serves more than 25 million voice and data customers across the United States. A leader in mobile voice and data communications, Cingular is the only U.S. wireless carrier to offer RolloverSM, the wireless plan that lets customers keep their unused monthly minutes. Cingular is the largest provider of GSM services in the United States, and has a 100 percent digital GSM/GPRS footprint across its service area. It also launched the world's first commercial deployment of wireless services using Enhanced Data rates for GSM Evolution (EDGE) technology. Cingular also provides corporate e-mail and other advanced data services through its GPRS, EDGE and Mobitex packet data networks. Details of the company are available at WWW.CINGULAR.COM.

         Get Cingular Wireless press releases e-mailed to you automatically. Sign up at www.cingular.com/newsroom.

CONFERENCE CALLS

         SBC will host its second quarter earnings conference call, during which Cingular's earnings results will be discussed, on July 22, 2004. It will be broadcast live via the Internet at 10 a.m. Eastern time at www.sbc.com/investor_relations.

         BellSouth's second quarter earnings conference call, during which Cingular's earnings results will be discussed, will be held at 10 a.m. Eastern time on July 26, 2004 and can be accessed at www.bellsouth.com/investor/.

FORWARD-LOOKING INFORMATION

         In addition to historical information, this document and the conference calls referred to above may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include:

         - the pervasive and intensifying competition in all markets where we operate;

         -        delay in closing the acquisition of AT&T Wireless;

         - failure to quickly realize capital and expense synergies from the acquisition of AT&T Wireless as a result of technical, logistical, regulatory and other factors;

         - problems associated with the transition of our network to higher speed technologies;

         - slow growth of our data services due to lack of popular applications, terminal equipment, advanced technology and other factors;

         - sluggish economic and employment conditions in the markets we serve;

         - the final outcome of FCC proceedings, including rulemakings, and judicial review, if any, of such proceedings;

         - enactment of additional state and federal laws, regulations and requirements pertaining to our operations; and


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EXHIBITS - Press Release dated July 21, 2004 reporting financial results for the quarter ended June 30, 2004

                                                                   EXHIBIT 99.1

         - The outcome of pending or threatened complaints and litigation. Such forward-looking information is given as of this date only, and Cingular assumes no duty to update this information.

CONTACT:

INVESTOR RELATIONS CONTACTS:
Kent Evans
404-236-6203
kent.evans@cingular.com

Jeff Cannon
404-236-5486
jeffrey.cannon@cingular.com

MEDIA RELATIONS CONTACT:
Clay Owen
404-236-6153 (office)
404-538-0124 (wireless)
clay.owen@cingular.com